As filed with the Securities and Exchange Commission on July 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-0834299
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

195 Church Street, 14th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

2019 Stock Incentive Plan

2019 Employee Stock Purchase Plan

(Full Title of the Plans)

Jennifer L. Good

President and Chief Executive Officer

Trevi Therapeutics, Inc.

195 Church Street, 14th Floor

New Haven, Connecticut 06510

(Name and Address of Agent For Service)

(203) 304-2499

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	927,338(2)	$2.14(3)	$1,987,067.21(3)	$216.79

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 741,871 additional shares issuable under the 2019 Stock Incentive Plan, of which 85,463 are subject to outstanding stock options as of the date hereof, and (ii) 185,467 additional shares issuable under the 2019 Employee Stock Purchase Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on (a) $2.17, the weighted average per share exercise price of the 85,463 shares subject to outstanding stock option grants under the 2019 Stock Incentive Plan as of the date hereof, at exercise prices ranging from $2.04 to $2.25 per share, and (b) for the remaining 656,408 shares issuable under the 2019 Stock Incentive Plan and the 185,467 shares issuable under the 2019 Employee Stock Purchase Plan, the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 28, 2021.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2019 Stock Incentive Plan and the 2019 Employee Stock Purchase Plan of Trevi Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference (i)  the contents of the Registration Statement on Form S-8, File No.  333-231260, relating to the 2012 Stock Incentive Plan, as amended, of the Registrant, the 2019 Stock Incentive Plan of the Registrant (the “2019 Plan”), and the 2019 Employee Stock Purchase Plan of the Registrant (the “2019 ESPP”), filed by the Registrant with the Securities and Exchange Commission on May 7, 2019, and (ii)  the contents of the Registration Statement on Form S-8, File No.  333-237193, relating to the 2019 Plan and the 2019 ESPP, filed by the Registrant with the Securities and Exchange Commission on March 16, 2020.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(2)	2019 Stock Incentive Plan

99.2(2)	2019 Employee Stock Purchase Plan

(1)	Previously filed with the Securities and Exchange Commission on May 9, 2019 as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-38886) and incorporated herein by reference.

(2)

Previously filed with the Securities and Exchange Commission on April 5, 2019 as an Exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-230745) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Haven, Connecticut, on this 6th day of July, 2021.

Trevi Therapeutics, Inc.

By:	/s/ Jennifer Good
Jennifer Good
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Trevi Therapeutics, Inc., hereby severally constitute and appoint Jennifer Good and Christopher Galletta, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Trevi Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer Good Jennifer Good	President and Chief Executive Officer, Director (Principal executive officer and principal financial officer)	July 6, 2021

/s/ Christopher Galletta Christopher Galletta	Controller (Principal accounting officer)	July 6, 2021

/s/ David Meeker, M.D. David Meeker, M.D.	Chairman of the Board	July 6, 2021

/s/ James V. Cassella, Ph.D. James V. Cassella, Ph.D.	Director	July 6, 2021

/s/ Dominick Colangelo Dominick Colangelo	Director	July 6, 2021

/s/ Michael Heffernan Michael Heffernan	Director	July 6, 2021

/s/ Edward Mathers Edward Mathers	Director	July 6, 2021

/s/ Anne VanLent Anne VanLent	Director	July 6, 2021